EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of The Interpublic Group of Companies, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The quarterly report on Form 10-Q for the quarter ended June 30, 2007 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Michael I. Roth
Michael I. Roth
Chairman and Chief Executive Officer

Dated: August 7, 2007

/s/  Frank Mergenthaler
Frank Mergenthaler
Executive Vice President and
Chief Financial Officer

Dated: August 7, 2007